                                                                    EXHIBIT 3(b)
                                     BY-LAWS
                                       OF
                            ILLINOIS TOOL WORKS INC.

                                    ARTICLE I

                                     Offices

SECTION 1.  Registered  Office.  The  registered  office shall be in the City of
Wilmington, County of New Castle, State of Delaware.

SECTION 2. Other  Offices.  The  corporation  may also have  offices in Chicago,
Illinois, and offices at such other places as the Board of Directors or officers may from time to time determine.

                                   ARTICLE II

                                  Stockholders

SECTION 1. Annual Meeting.  The annual meeting of the  stockholders  shall be in the month of April or May of each year. The place,  date and time of the meeting shall  be fixed by the  Board of  Directors  and  stated  in the  notice  of the meeting.

SECTION 2. Special Meetings.  Special meetings of the stockholders may be called by the chairman or by a majority of the Board of Directors.

SECTION 3. Place of Meeting.  The Board of Directors  may  designate  any place, either  within or without  Delaware,  as the place of meeting for any meeting of the  stockholders  (annual or special)  called by the Board of  Directors.  If a special meeting is otherwise  called,  the place of meeting shall be in Chicago,
Illinois as designated in the notice.

SECTION 4. Notice of Meetings.  Written or printed notice stating the place, day and hour of the meeting shall be delivered  either  personally or by mail, by or at the  direction  of the  chairman  or  persons  calling  the  meeting  to each stockholder of record entitled to vote at such meeting.  If mailed,  such notice shall be deemed to be delivered  when  deposited in the United States mails in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

SECTION 5. Voting of Shares by Certain Holders.  Shares of stock standing in the name of another corporation,  domestic or foreign, may be voted by such officer, agent or proxy as the  by-laws of such  corporation  may  prescribe,  or, in the absence of such  provision,  as the Board of Directors of such  corporation  may determine.

Shares of stock  standing  in the name of a deceased  person may be voted by his administrator or executor,  either in person or by proxy.  Persons holding stock in a fiduciary  capacity  shall be entitled to vote the shares so held.  Persons whose stock is pledged shall be entitled to vote,  unless in the transfer by the pledgor on the books of the  corporation he has expressly  empowered the pledgee to vote  thereon,  in which case only the pledgee,  or his proxy,  may represent such stock and vote thereon.

Shares  of  stock  standing  in the  name of a  receiver  may be  voted  by such receiver,  and shares of stock held by or under the control of a receiver may be voted by such receiver  without the transfer  thereof into his name if authority so to do be  contained  in an  appropriate  order of the  court  by  which  such receiver was appointed.

SECTION 6. Fixing of Record Date. Unless any statute requires otherwise, for the purpose of determining (a) stockholders  entitled to notice of or to vote at any meeting of stockholders,  or (b) stockholders entitled to receive payment of any dividend,  or (c) stockholders,  with respect to any lawful action, the Board of
Directors  may  fix  in  advance  a  date  as  the  record  date  for  any  such determination of  stockholders,  such date in any case to be not more than sixty days and, in case of a meeting of  stockholders,  not less than ten days.  If no record date is fixed: (1) the record date for determining  stockholders entitled to notice of or to vote at a meeting  of  stockholders  shall be at the close of business  on the day next  preceding  the day on which  notice is given,  or, if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining  stockholders for any  other  purpose  shall be at the close of  business  on the day on which the
Board of Directors adopts the resolution  relating  thereto.  A determination of stockholders  of  record  entitled  to  notice  of or to  vote at a  meeting  of stockholders shall apply to any adjournment of the meeting;  provided,  however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat,  present in person or represented by proxy,  shall constitute a quorum at all meetings of the  stockholders  for the transaction of business  except  as  otherwise  provided  by  statute,  by the  Certificate  of
Incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders,  the stockholders entitled to vote thereat,  present in person or  represented  by proxy,  shall have power to adjourn  the  meeting  from  time to time  until a quorum  shall be  present  or represented.  No notice other than an  announcement at the meeting need be given unless the  adjournment  is for more than thirty days or a new record date is to be fixed for the adjourned meeting.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power  present in person or  represented  by proxy  shall  decide  any  question brought  before such  meeting,  unless the question is one upon which by express provision of the statutes or of the  Certificate  of  Incorporation  or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

SECTION 8. Proxies.  At all meetings of stockholders,  a stockholder may vote by proxy  executed  in  writing  by  the  stockholder  or by  his  duly  authorized
attorney-in-fact.   Such  proxy  shall  be  filed  with  the  secretary  of  the corporation  before or at the time of the meeting.  Proxies  shall be valid only with respect to the meeting or meetings and any adjournment  thereof,  for which they are given.

SECTION 9. Voting.  Each  stockholder  shall have one vote in person or by proxy for each share of stock having voting power  registered in his name on the books of the corporation at the record date.

SECTION 10. Stockholder  Nominations for Directors.  Any stockholder entitled to vote in the election of directors  may nominate one or more persons for election as directors,  provided written notice of such stockholder's nomination has been received  by the  Secretary  of the  Company  not  later  than (i) the  close of business on the last  business  day of December  prior to the annual  meeting of stockholders  in April or May,  or (ii) the close of  business  on the tenth day following the date on which notice of a special meeting of stockholders is first given to stockholders for an election of directors to be held at such meeting.

Such  notice  must  contain:  (a) the name and  address of the  stockholder  who intends to make the nomination;  (b) the name, age, and business and residential addresses  of each  person to be  nominated;  (c) the  principal  occupation  or employment  of each  nominee;  (d) the number of shares of capital  stock of the corporation beneficially owned by each nominee; (e) a statement that the nominee is  willing  to be  nominated  and  serve  as a  director;  and (f)  such  other information  regarding  each  nominee as would be  required  to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange
Commission had the Board of Directors nominated such nominee.

Nothing in this Section shall  preclude the Board of Directors or the Nominating
Committee  either from making  nominations for the election of directors or from excluding  the person  nominated  by a  stockholder  from the slate of directors presented to the meeting.

SECTION 11. Election of Directors.  Directors shall be elected by a plurality of the votes of the shares  present in person or  represented by proxy at a meeting of stockholders and entitled to voted on the election of directors.

                                   ARTICLE III

                                    Directors

SECTION 1. General Powers.  The business and affairs of the corporation shall be managed by its Board of Directors.

SECTION 2.  Number,  Tenure and  Qualifications.  The number of Directors of the corporation is  established  at eleven.  Each Director shall hold office for the term for which such  Director  is elected or until a  successor  shall have been chosen  and  shall  have  qualified  or until  such  Director's  earlier  death, resignation, retirement, disqualification or removal.

SECTION 3. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this by-law,  immediately  after, and at the same place as,  the  annual  meeting  of  stockholders.  The Board of  Directors  may provide,  by resolution,  the time and place, either within or without Delaware, for the holding of additional  regular  meetings  without other notice than such resolution.

SECTION 4. Special  Meetings.  Special meetings of the Board of Directors may be called by or at the request of the chairman or any two directors.  The person or persons  authorized  to call special  meetings of the Board of Directors may fix any place,  either  within or without  Delaware,  as the place for  holding  any special meeting of the Board of Directors called by them.

SECTION 5.  Notice.  Notice of any special  meeting  shall be given at least two days  previously  thereto by written  notice  delivered  personally,  by mail or telegram,  to each Director at his business  address or at such other address as he shall have previously  requested in writing.  If mailed, such notice shall be deemed to be delivered two days after being deposited in the United States mails in a sealed envelope so addressed,  with postage thereon  prepaid.  If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the  purpose of, any  regular or special  meeting of the Board of  Directors need be  specified  in the  notice or waiver of notice of such  meeting,  unless otherwise required by law.

SECTION 6.  Quorum.  A majority of the Board of  Directors  shall  constitute  a quorum for the transaction of business at any meeting of the Board of Directors, provided  that if less than a  majority  of the  Directors  are  present at said meeting,  a majority of the Directors  present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a  meeting  at which a quorum  is  present  shall be the act of the  Board of
Directors   unless  a  greater   number  is  required  by  the   Certificate  of
Incorporation or these by-laws.

SECTION 7.  Interested  Directors.  Except as may  otherwise  be provided in the
Certificate of Incorporation, no contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation,  partnership, association, or other organization in which one or more of its  Directors  or officers  are  Directors  or  officers,  or have a financial interest,  shall be void or voidable solely for this reason, or solely because the Director or officer is present at or  participates in the meeting of the Board or committee thereof which authorizes the contract or transaction,  or solely because his or their votes are counted for such purpose, if:

(a) The material facts as to his relationship or interest and as to the contract or  transaction  are  disclosed  or are known to the Board of  Directors  or the committee,  and the Board or committee in good faith  authorizes the contract or transaction  by  the  affirmative  votes  of a  majority  of  the  disinterested
Directors, even though the disinterested Directors be less than a quorum; or

(b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the  stockholders  entitled to vote thereon, and the contract or transaction is specifically  approved in good faith by the vote of the stockholders; or

(c) The contract or transaction is fair as to the  corporation as of the time it is  authorized,  approved or ratified,  by the Board of  Directors,  a committee thereof, or the stockholders.

Common or interested  Directors may be counted in determining  the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 8.  Vacancies.  If vacancies  occur in the Board of Directors  caused by death, resignation,  retirement,  disqualification or removal from office of any
Director or Directors or otherwise, or if any new Directorship is created by any increase in the authorized number of Directors, a majority of the Directors then in office,  though less than a quorum, may choose a successor or successors,  or fill the newly  created  Directorship  and the  Directors  so chosen  shall hold office until the next annual  election of Directors  and until their  successors shall be duly elected and qualified, unless sooner displaced.

SECTION 9.  Committees.  The Board of Directors  may, by resolution  passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation.

(a) The Board may  designate one or more  directors as alternate  members of any committee,  who may replace any absent or disqualified member, at any meeting of the committee.  In the absence or  disqualification  of a member of a committee, the member or members thereof present at any meeting and not  disqualified  from voting,  whether or not he or they constitute a quorum, may unanimously  appoint another  member of the Board of  Directors to act at the meeting in the place of any such  absent or  disqualified  member.  Any such  committee,  to the  extent provided  in the  resolution  of the  Board  of  Directors,  shall  have and may exercise  all  the  powers  and  authority  of the  Board  of  Directors  in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such  committee  shall have the power or  authority in reference to amending the certificate of incorporation,  adopting an agreement of merger or consolidation, recommending  to  the  stockholders  the  sale,  lease  or  exchange  of  all or substantially all of the corporation's property and assets,  recommending to the stockholders a dissolution of the  corporation or a revocation of a dissolution, or amending the by-laws of the  corporation;  and,  unless the resolution or the certificate of incorporation  expressly so provide, no such committee shall have the power or  authority  to declare a dividend or to  authorize  the issuance of stock.  Such  committee  or  committees  shall have such name or names as may be determined  from time to time by  resolution  adopted by the Board of Directors.
Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

(b)  Executive  Committee.  The Board of Directors,  by resolution  adopted by a majority of the whole Board,  may designate two or more  Directors to constitute an Executive Committee and one or more Directors as alternates thereof.  Subject to the  limitations  provided in these  by-laws and such further  limitation  as might be required by law or by the  Certificate of  Incorporation  or by further resolution  of the Board of  Directors,  the  Executive  Committee  may,  during intervals between meetings of the Board of Directors, exercise the powers of the
Board  of  Directors  in the  management  of the  business  and  affairs  of the corporation (including the corporation's dealings with its foreign subsidiaries, affiliates,  and licensees) and may authorize the seal of the  corporation to be affixed to all papers which may require it. The Committee shall not be empowered to take action  with  respect  to:  issuing  bonds,  debentures;  increasing  or
reducing  the  capital  of  the   corporation;   authorizing   commitments   and
expenditures  in excess of the total  amount or amounts  provided in the capital budgets approved or otherwise authorized by the Board of Directors; borrowing of monies,  except  within  limits  expressly  approved by the Board of  Directors;
electing officers;  fixing the compensation of officers;  establishment of stock option plans,  profit sharing or similar types of  compensation  plans,  filling vacancies or  newly-created  directorships  on the Board of Directors;  removing officers or  directors  of the  corporation;  dissolution,  or any other  action specifically  reserved to the Board of Directors including all matters requiring the approval of stockholders. The Committee may also from time to time formulate and recommend to the Board for approval general policies regarding management of the business and affairs of the  corporation.  The  designation of the Committee and the delegation  thereto of authority  shall not operate to relieve the Board of Directors or any member thereof of any responsibility  imposed upon it or him by  operation  of law. The  secretary  of the  corporation  (or in his absence a person  designated  by the  Executive  Committee)  shall act as secretary at all meetings of the Executive Committee.  A majority of the Committee,  from time to time, shall constitute a quorum for the transaction of business and the act of a majority  of the  Directors  present  at a meeting  in which a quorum is present
shall  be  the  act  of  the   Committee,   provided  that  in  the  absence  or
disqualification  of any member of the Committee,  the member or members thereof present at any meeting and not  disqualified  from voting,  whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of
Directors to act at the meeting in the place of any such absent or  disqualified member.  Regular  meetings of the Committee  may be held without  notice at such times and at such places as shall be fixed by  resolution  adopted by a majority of the Committee.  Special meetings may be called by any member of the Committee on twenty-four hours' prior written or telegraphic notice.

(c) Compensation  Committee.  The Board of Directors, by resolution adopted by a majority  of the whole  Board,  may  designate  not less than two  Directors  to constitute  a  Compensation  Committee  and one or more  directors  as alternate members  thereof,  none of whom shall be  employees of the  corporation.  In the absence  or  disqualification  of any  member of the  Committee,  the  member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of  Directors to act at the meeting in the place of any such absent or disqualified  member,  provided  that the  majority  of the  Committee,  as then constituted,  shall  not be  employees  of  the  corporation.  The  Compensation
Committee  shall review and  determine  from time to time the salaries and other compensation of all elected  officers of the corporation and shall submit to the
Board of  Directors  such  reports in such form and at such time as the Board of
Directors may request.

(d) Audit Committee. The Board of Directors, by resolution adopted by a majority of the whole Board,  may designate three or more Directors who are not employees of the  corporation  to constitute an Audit  Committee and one or more Directors who are not employees of the corporation as alternate members thereof. The Board of  Directors  shall  adopt a  charter  setting  forth  the  duties of the Audit
Committee.  Among other  things,  the  Committee  shall review the selection and qualifications of the independent public accountants  employed from time to time to audit the financial  statements of the corporation and the scope and adequacy of their audits. The Committee shall also consider  recommendations made by such independent public  accountants.  The Committee may also make such review of the internal financial audits of the corporation as it considers desirable and shall report to the Board any  additions or changes which it deems  advisable.  In the absence  or  disqualification  of any  member of the  Committee,  the  member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors who is not an employee of the  corporation  to act at the meeting in the place of any such absent or disqualified member.

(e) Employee Benefits Committee.  The Board of Directors,  by resolution adopted by a majority of the whole Board,  may designate three (3) or more  individuals, any or all of whom may be non-director  employees of the Company,  to constitute an Employee Benefits Committee. The Committee shall select, retain or remove the investment managers, advisors, consultants and persons otherwise employed by the
Company as named fiduciaries under the Company's  employee benefit plans,  which actions it shall report to the Board of Directors.  The  Committee  shall review the performance of the trustee or trustees,  investment  managers,  advisors and consultants under said plans with respect to the investment of plan assets.  The
Committee shall be responsible for the  administration of the Company's employee benefit plans and, in fulfilling  that  responsibility,  may delegate to others, whether Company  employees or otherwise,  specific  assignments in administering the plans.

(f) Corporate Governance and Nominating  Committee,  The Board of Directors,  by
resolution  adopted by a majority vote of the whole Board,  may designate two or more Directors to constitute a Corporate  Governance  and Nominating  Committee.
This  Committee  shall  recommend  criteria  for  Board  membership,   establish
procedures for the receipt and evaluation of suggestions of candidates, and make recommendations  to the Board  concerning  nominees  for Board  membership.  The
Committee  may  recommend  to the Board  policies  and  procedures  relating  to corporate  governance and monitor such policies and procedures when established.
The Committee may also make  recommendations  to the Board concerning the number of Directors to serve on the Board and may establish standards for evaluation of the  performance of the Directors in order to make  recommendations  with regard thereto.

(g)  Finance  Committee.  The Board of  Directors,  by  resolution  adopted by a majority of the whole Board, may designate two or more directors to constitute a
Finance  Committee and one or more directors as alternate  members thereof.  The duties and  responsibilities  of the Finance Committee shall be to review,  upon the  request of the  Chairman  or the  President,  management's  proposals  with respect to: the corporation's debt and equity financing;  recommendations to the
Board  with  respect  to  dividend   policy  and  payments;   acquisitions   and
divestitures  exceeding the standing  authority  management has by virtue of the resolution  dated December 10, 1993, or its successors;  recommendations  to the
Board concerning the corporation's  investment portfolio; the corporation's real estate investments; and other financing and investment matters.

SECTION  10.  Consent in Lieu of Meeting.  Unless  otherwise  restricted  by the
Certificate of Incorporation or these by-laws,  any action required or permitted to be taken at any meeting of the Board of  Directors or any  committee  thereof may be taken without a meeting if all members of the Board or committee thereof, as the case may be, consent thereto in writing,  and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

SECTION 11.  Compensation.  Directors  who are also full time  employees  of the corporation  shall not receive any  compensation for their services as Directors but they may be reimbursed for reasonable expenses of attendance.  By resolution of the Board of Directors,  all other Directors may receive, as compensation for their  services  any  combination  of: an  annual  fee;  a fee for each  meeting attended;  shares  of  stock;  or other  forms of  compensation;  together  with reimbursement  of expenses  of  attendance,  if any, at each  regular or special meeting of the Board of  Directors or any  committee of the Board of  Directors;
provided,  that  nothing  herein  contained  shall be  construed to preclude any
Director  from  serving the  corporation  in any other  capacity  and  receiving compensation therefor.

SECTION 12. Meeting by Conference Telephone.  Unless otherwise restricted by the
Certificate of Incorporation, members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communication  equipment by means of which  all  persons  participating  in the  meeting  can hear  each  other,  and participation in a meeting  pursuant hereto shall constitute  presence in person at such meeting.  Unless otherwise  required by law, no notice shall be required if a quorum of the Board or any committee is participating.

                                   ARTICLE IV

                                    Officers

SECTION 1. Number.  The officers of the  corporation  shall be a chairman,  vice chairman,  chairman of the Executive  Committee,  one or several  executive vice presidents or vice  presidents (the number thereof to be determined by the Board of Directors),  one or several of the vice presidents may be designated  "senior vice  president"  by the Board of  Directors,  and one of whom may be elected as chief  financial  officer of the  corporation,  a  treasurer,  a  controller,  a secretary,  and other such  officers  as may be elected in  accordance  with the provisions  of this  article.  Any two or more  offices  may be held by the same person.

SECTION 2. Election and Term of Office. The officers of the corporation shall be elected  annually by the Board of Directors at the first meeting of the Board of
Directors  held after each annual  meeting of  stockholders.  If the election of officers shall not be held at such meeting,  such election shall be held as soon thereafter  as  conveniently  may be.  Vacancies  may be filled  or new  offices created and filled at any meeting of the Board of Directors.  Each officer shall hold  office  until his  successor  shall have been duly  elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.  Removal.  Any officer or agent  elected or appointed by the Board of
Directors may be removed by the Board of Directors  whenever in its judgment the best  interests of the  corporation  would be served  thereby,  but such removal shall be without  prejudice  to the  contract  rights,  if any, of the person so removed.

SECTION 4.  Vacancies.  A vacancy in any office  because of death,  resignation, removal,  disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. Chairman.  The chairman shall be the chief  executive  officer of the corporation  and shall have general  supervision  over all of the affairs of the corporation  and shall  determine and administer the policies of the corporation as  established  by the Board of Directors or by the  Executive  Committee.  The
chairman  shall:  (i) provide  leadership to the Board in reviewing and advising
upon  matters   which  exert  major   influence  on  the  manner  in  which  the
corporation's  business  is  conducted;  (ii)  preside  at all  meetings  of the stockholders and of the Board of Directors; (iii) in the absence of the chairman of the Executive Committee,  preside at all meetings of the Executive Committee;
and (iv) perform such other duties as may be conferred by law or assigned by the
Board of  Directors.  The chairman may sign,  with the secretary or other proper officer of the corporation thereunto authorized by the Board of Directors, stock certificates of the corporation,  any deeds,  mortgages,  bonds,  contracts,  or other instruments,  except in cases where the signing or execution thereof shall be expressly  delegated  by the Board of  Directors or by these  by-laws to some other  officer or agent of the  corporation,  or shall be  required by law to be otherwise signed or executed. The chairman may also execute proxies on behalf of the  corporation  with respect to the voting of any shares of stock owned by the corporation;  have the power to appoint agents or employees as in the chairman's judgment may be necessary or appropriate  for the transaction of the business of the corporation;  and in general shall perform all duties incident to the office of chairman.

SECTION 6. Vice  Chairman.  The vice  chairman  shall  assist the  chairman  in supervising  the affairs of the  corporation,  with special  responsibility  for integrating  acquired  businesses  into the  corporation.  In the absence of the chairman,  the vice chairman  shall preside at all meetings of the  stockholders and the Board of  Directors.  In the event of the absence or  disability  of the chairman,  the vice chairman shall assume all of the duties and responsibilities of that  office.  The  vice  chairman  may  sign any  deeds,  mortgages,  bonds, contracts or other instruments, except in cases where the signing is required to be by some other officer or agent of the  corporation.  The vice chairman  shall perform such other duties as may be  designated  by the chairman or the Board of
Directors.

SECTION 7.  Chairman of the Executive Committee.  The chairman of the Executive
Committee  shall  preside at all  meetings of the  Executive  Committee;  in the absence of the chairman and vice  chairman,  he shall preside at all meetings of the  stockholders  and the  Board  of  Directors;  he shall  act in an  advisory capacity to the chairman in all matters  concerning  the interest and management of the corporation, and he shall perform such other duties as may be assigned to him by the Board of Directors,  the Executive Committee or the chairman.  In the event of the absence or disability of the chairman and vice  chairman,  he shall assume all the duties and  responsibilities  of the office of the chairman.  The chairman of the Executive Committee may sign, with the secretary or other proper officer of the corporation thereunto authorized by the Board of Directors, stock certificates of the corporation,  any deeds,  mortgages,  bonds,  contracts,  or other  instruments  delegated by the Board of  Directors or by these  by-laws to some other officer or agent of the  corporation,  or shall be required by law to be otherwise  signed or executed.  The chairman of the  Executive  Committee may also execute proxies on behalf of the corporation  with respect to the voting of any shares of stock owned by the corporation.

SECTION  8.  Executive  Vice  President(s).  The  executive  vice  president  or executive vice  presidents (if elected by the Board of Directors)  shall perform such  duties not  inconsistent  with these  by-laws as may be assigned to him or them by the  chairman  or the Board of  Directors.  In the event of  absence  or disability  of the  chairman,  and vice  chairman and chairman of the  Executive
Committee, the executive vice president (or in the event there be more than one, the executive vice president  determined in the order of election)  shall assume all the duties and responsibilities of the office of the chairman.

SECTION 9. Chief Financial  Officer.  The chief financial officer (if elected by the Board of  Directors)  shall  have  general  supervision  over the  financial affairs of the corporation.

SECTION 10. The Vice President(s). The Board of Directors may designate any vice president as a senior vice  president.  In the event of absence or disability of the chairman and vice chairman,  the chairman of the Executive Committee and all executive vice presidents,  the senior vice presidents) or the vice president(s)
in the order of election,  shall assume all the duties and  responsibilities  of the office of the chairman.  Any senior vice president or any vice president may sign, with the secretary or an assistant  secretary,  stock  certificates of the corporation;  and shall  perform  such other  duties as from time to time may be assigned to him by the chairman or by the Board of  Directors.  In general,  the vice  president  (or vice  presidents,  including  the senior vice  president or senior vice presidents)  shall perform such duties not  inconsistent  with these by-laws as may be assigned to him (or them) by the chairman,  the executive vice presidents or by the Board of Directors.

SECTION 11. The Treasurer. If required by the Board of Directors,  the treasurer shall give a bond for the faithful  discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a)
have charge and custody of and be  responsible  for all funds and  securities of the  corporation;  receive and give  receipts  for monies due and payable to the corporation from any source whatsoever,  and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance  with the  provisions of Article VI of these  by-laws;
(b) in general  perform all duties  incident to the office of treasurer and such other  duties not  inconsistent  with these  by-laws as from time to time may be assigned  to him by the  Board of  Directors,  or by the  chairman,  or any vice president designated for such purpose by the chairman.

SECTION 12. The  Secretary.  The  secretary  shall:  (a) keep the minutes of the stockholders' and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions  of these  by-laws or as required  by law;  (c) be  custodian  of the corporate  records and of the seal of the  corporation  and see that the seal of the corporation is affixed to all stock  certificates prior to the issue thereof and to all documents,  the execution of which on behalf of the corporation under its seal is  required;  (d) keep a register of the post  office  address of each stockholder which shall be furnished to the secretary by such  stockholder;  (e)
sign  with  a  vice  president,  or  the  chairman,  stock  certificates  of the corporation,  the issue of which shall have been authorized by resolution of the
Board of Directors;  (f) have general  charge of the stock transfer books of the corporation;  (g) act as secretary at all meetings of the  Executive  Committee;
and (h) in general  perform all duties  incident to the office of secretary  and such other duties not  inconsistent  with these by-laws as from time to time may be assigned to him by the chairman or by the Board of Directors.

SECTION 13. The Controller. The controller shall provide guidance and evaluation with respect to the corporation's accounting and related functions,  control and procedures  systems,  budget  programs,  and coordinate same on a divisional and overall corporate level. The controller shall report to such officer or officers of the  corporation  and  perform  such other  duties  incident to the office of controller  as may be  prescribed  from  time  to time  by the  chairman,  chief financial officer, or by the Board of Directors.

SECTION 14.  Assistant  Treasurers and Assistant  Secretaries.  The chairman may appoint one or more assistant  treasurers and one or more assistant  secretaries who shall serve as such until removed by the chairman or the Board of Directors.
The  assistant  treasurers  may be  required  to give  bonds  for  the  faithful discharge  of their  duties in such sums and with such  sureties as the chairman shall determine. The assistant treasurers and assistant secretaries, in general, shall  perform such duties as shall be assigned to them by the  treasurer or the secretary,  respectively,  or by the chairman, but shall not be considered to be officers of the corporation solely by reason of such appointments or titles.

SECTION 15.  Appointive  Presidents and Vice  Presidents.  The chairman may from time to time  designate  employees  of the  corporation  who are managing one or
several  groups,   divisions,   or  other   operations  of  the  corporation  as
"President",  "Vice President",  or similar title,  which employees shall not be considered  to  be  officers  of  the  corporation  solely  by  reason  of  such appointments  or titles.  The  chairman  shall report such  appointments  to the
Compensation Committee at least annually.

SECTION 16.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of  Directors  on a  monthly  basis  and no  officer  shall be prevented  from  receiving  such  salary by reason of the fact that he is also a
Director of the corporation.

                                    ARTICLE V

                     Indemnification of Officers, Directors
                              Employees and Agents

SECTION 1.  Non-Derivative  Actions  and  Criminal  Prosecutions.  To the extent permitted by applicable law from time to time in effect,  the corporation  shall indemnify  any person who was or is a party or is  threatened to be made a party to any  threatened,  pending or completed  action,  suit or proceeding,  whether civil, criminal,  administrative or investigative (other than an action by or in the  right  of the  corporation)  by  reason  of the  fact  that  he is or was a
Director, officer, employee or agent of the corporation, or is or was serving at the  request of the  corporation  as a Director,  officer,  employee or agent of another  corporation,  partnership,  joint venture,  trust or other  enterprise, against expenses (including attorneys' fees), judgments,  fines and amounts paid in settlement  actually and reasonably  incurred by him in connection  with such action,  suit or  proceeding  if he  acted  in good  faith  and in a  manner  he reasonably  believed  to be in or not  opposed  to  the  best  interests  of the corporation,  and,  with respect to any criminal  action or  proceeding,  had no reasonable  cause to believe his conduct was unlawful.  The  termination  of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo  contendere  or its  equivalent  shall  not,  of  itself,  create a presumption  that the person did not act in good faith and in a manner  which he reasonably  believed  to be in or not  opposed  to  the  best  interests  of the corporation,  and,  with  respect  to any  criminal  action or  proceeding,  had reasonable cause to believe that his conduct was unlawful.

SECTION 2. Derivative  Actions.  The corporation  shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed  action or suit by or in the right of the  corporation to procure a judgment  in its  favor  by  reason  of the fact  that he is or was a  Director, officer,  employee  or agent of the  corporation,  or is or was  serving  at the request of the corporation as a Director,  officer, employee or agent of another corporation,  partnership,  joint  venture,  trust or other  enterprise  against expenses (including  attorneys' fees) actually and reasonably incurred by him in connection  with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the  corporation and except that no  indemnification  shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for  negligence or misconduct in the  performance  of his duty to the  corporation  unless  and only to the  extent  that the court in which such action or suit was brought  shall  determine  upon  application  that despite the  adjudication of liability but in view of all the  circumstances  of the case,  such person is fairly and  reasonably  entitled to indemnity for such expenses which such court shall deem proper.

SECTION 3. Right to  Indemnification.  To the extent that a  Director,  officer, employee  or agent of the  corporation  has been  successful  on the  merits  or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article,  or in defense of any claim, issue or matter therein,  he shall be indemnified by the corporation against expenses  (including  attorneys'
fees) actually and reasonably incurred by him in connection therewith.

SECTION 4. Where No Adjudication.  Any indemnification under Sections 1 and 2 of this Article (unless  ordered by a court) shall be made by the corporation  only as authorized in the specific case upon a determination that  indemnification of the Director,  officer, employee or agent is proper in the circumstances because he has met the  applicable  standard of conduct set forth in said Sections 1 and
2. Such determination  shall be made (i) by the Board of Directors by a majority vote of a quorum  consisting  of Directors  who were not parties to such action, suit or  proceeding,  or (ii) if such a quorum is not  obtainable,  or,  even if obtainable and a quorum of  disinterested  Directors so directs,  by independent legal counsel (compensated by the corporation) in a written opinion, or (iii) by the stockholders.

SECTION 5. Expenses.  Expenses incurred in defending a civil or criminal action, suit or  proceeding  may be paid by the  corporation  in  advance  of the  final disposition  of such action,  suit or  proceeding  as authorized by the Board of
Directors in the specific case upon receipt of an undertaking by or on behalf of the  Director,  officer,  employee or agent to repay such amount unless it shall ultimately  be  determined  that  he  is  entitled  to  be  indemnified  by  the corporation as authorized in this Article.

SECTION 6. Non-exclusive. The indemnification provided by this Article shall not be deemed  exclusive of any other rights to which those seeking  indemnification
may  be  entitled  under  any  by-law,   agreement,   vote  of  stockholders  or
disinterested Directors or otherwise, both as to action in his official capacity and as to action in  another  capacity  while  holding  such  office,  and shall continue as to a person who has ceased to be a Director,  officer,  employee, or agent and shall inure to the benefit of the heirs,  executors and administrators of such a person.

SECTION 7. Insurance.  The  corporation  may purchase and maintain  insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation,  or is or was  serving  at the  request  of  the  corporation  as a
Director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other enterprise  against any liability  asserted against him and incurred by him in any such capacity,  or arising out of his status as such, whether or not the  corporation  would have the power to  indemnify  him against such liability under the provisions of this Article or of applicable law.

                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits

SECTION 1.  Contracts.  The Board of  Directors  may  authorize  any  officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of any on behalf of the  corporation,  and such authority may be general or confined to specific instances.

SECTION 2. Loans.  No loans shall be contracted on behalf of the corporation and no evidence of indebtedness  shall be issued in its name unless  authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

SECTION 3.  Checks,  Drafts,  etc.  All checks,  drafts or other  orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the  corporation  and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits.  All funds of the corporation not otherwise  employed shall be deposited  from time to time to the credit of the  corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   ARTICLE VII

                               Stock Certificates

SECTION 1. Stock Certificates.  Certificates representing shares of stock of the corporation  shall  be in  such  form  as may be  determined  by  the  Board  of
Directors,  shall  be  numbered  and  shall  be  entered  in  the  books  of the corporation as they are issued.  They shall exhibit the holder's name and number of shares and shall be signed by the  chairman,  the  chairman of the  Executive
Committee,  or a vice  president and the treasurer or an assistant  treasurer or the  secretary or an assistant  secretary,  and shall be sealed with the seal of the corporation. If a stock certificate is countersigned (a) by a transfer agent other than the corporation or its employee, or (b) by a registrar other than the corporation or its employee,  any other  signature on the  certificate  may be a facsimile.  In case any officer,  transfer  agent or registrar who has signed or whose facsimile  signature has been placed upon a certificate  shall have ceased to be such  officer,  transfer  agent or registrar  before such  certificate  is issued,  it may be issued by the corporation  with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 2. Lost Certificates.  The Board of Directors may from time to time make such provision as it deems  appropriate for the  replacement of lost,  stolen or destroyed stock certificates,  including the requirement to furnish an affidavit and an indemnity.

SECTION 3. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a stock  certificate duly endorsed or accompanied by proper evidence of succession,  assignment of authority to transfer, it shall be the duty of the  corporation to issue a new  certificate to the person  entitled thereto, cancel the old certificate and record the transaction upon the books of the corporation.  The person in whose name shares of stock stand on the books of the  corporation  shall be deemed the owner  thereof for all purposes as regards the corporation.

SECTION 4. Transfer  Agents and  Registrars.  The Board of Directors may appoint one or more transfer agents and registrars and may thereafter  require all stock certificates to bear the signature of a transfer agent and registrar. SECTION 5.
Rules of Transfer.  The Board of Directors shall have the power and authority to make all such rules and  regulations as they may deem  expedient  concerning the issue, transfer and registration of stock certificates of the corporation.

                                  ARTICLE VIII

                                   Fiscal Year

The fiscal  year of the  corporation  shall begin on the first day of January in each year and end on the thirty-first of December in each year.

                                   ARTICLE IX

                                    Dividends

The Board of Directors may from time to time,  declare,  and the corporation may pay,  dividends  on its  outstanding  shares of stock in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

                                    ARTICLE X

                                      Seal

The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware".

                                   ARTICLE XI

                                Waiver of Notice

Whenever  any notice  whatever is required to be given under the  provisions  of these by-laws or under the  provisions of the  Certificate of  Incorporation  or under the provisions of The General Corporation Law of Delaware,  waiver thereof in writing,  signed by the person or persons  entitled to such  notice,  whether before or after the time  stated  therein,  shall be  deemed  equivalent  to the giving of such  notice.  Attendance  of any  person  at a meeting  for which any notice  whatever is required to be given under the  provisions of these by-laws, the  Certificate of  Incorporation  or The General  Corporation  Law of Delaware
shall  constitute  a waiver of notice of such  meeting,  except  when the person attends for the express  purpose of objecting,  at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.